EXHIBIT 99.1

Quintek Expects Revenue for Quarter Ending December, 31, 2004 to Increase 400% over Quarter Ending December, 31, 2003

HUNTINGTON BEACH, Calif., Oct. 21, 2004 (PRIMEZONE) -- Quintek Technologies, Inc. (OTCBB:QTEK) announced today that it expects revenues for the current quarter ending December 31, 2004 to exceed $300,000 and represent an increase of over 400% over the quarter ending December 31, 2003.

The anticipated growth is the result of the Company's recent sales of BPO services and Electronic Document Management integration projects. These revenue numbers reflect billings for three recently signed major contracts.

Robert Steele, Quintek CEO stated, "We are very pleased with the results we are experiencing. We expect that results will be sustainable and that investors will continue to see solid quarter on quarter revenue growth from Quintek."

About QSI

QSI delivers Business Process Outsourcing (BPO) services and Information Lifecycle Management (ILM) solutions to document intensive industries such as government, public utilities, healthcare, insurance, financial, legal, telecommunications and manufacturing. The solutions and services the Company provides enable organizations to secure and manage their information and document business processes more efficiently. The Aberdeen Group, a provider of IT market intelligence, forecasts 13 percent annual growth for the BPO industry through 2005, when the market is projected to reach $248 billion.

"Safe-Harbor" Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including statements regarding potential sales, the success of the company's business, as well as statements that include the word "believe" or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Quintek to differ materially from those implied or expressed by such forward-looking statements. Such factors include, among others, the risk factors included in Quintek's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2004 and any subsequent reports filed with the SEC under the Exchange Act. This press release speaks as of the date first set forth above and Quintek assumes no responsibility to update the information included herein for events occurring after the date hereof. Actual results could differ materially from those anticipated due to factors such as the lack of capital, timely development of products, inability to deliver products when ordered, inability of potential customers to pay for ordered products, and political and economic risks inherent in international trade.

CONTACT:  Quintek Technologies
          Andrew Haag, Chief Financial Officer
          (805) 383-3914 ext. 14
          ahaag@quintek.com

          Investor Relations
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